News Release

Amkor Technology Reports Financial Results for the First Quarter 2016

First Quarter Highlights

•	Net sales $869 million

•	Gross margin 14.1%

•	Net income and earnings per diluted share at breakeven

•	Includes consolidation of J-Devices' operating results for the first time

•	Automotive revenues of $220 million in Q1, up 7% sequentially and 6% year-over-year on a combined basis with J-Devices

TEMPE, Ariz. - April 27, 2016 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2016.

"First quarter results were above the high end of our guidance,” said Steve Kelley, Amkor's president and chief executive officer. “We benefited from better than expected performance in Japan and in the high-end Android smartphone market. In addition, our strategic initiatives continued to build momentum with automotive sales of $220 million in the quarter, up 7% sequentially and 6% year-over-year on a combined basis with J-Devices. Our Greater China revenues were also up 21% sequentially. However, overall demand was still relatively low on a historical basis, which led to breakeven financial performance in the quarter."

GAAP Results	Q1 2016	Q4 2015	Q1 2015
	($ in millions, except per share data)
Net sales	$869	$671	$743
Gross margin	14.1%	15.3%	18.2%
Net income (loss)	($1)	($10)	$29
Earnings per diluted share	$—	($0.04)	$0.12

Non-GAAP Results*	Q1 2016	Q4 2015	Q1 2015
	($ in millions, except per share data)
Net sales	$869	$671	$743
Gross margin	14.1%	15.3%	18.2%
Net income (loss)	($1)	$4	$29
Earnings per diluted share	$—	$0.02	$0.12
EBITDA	$155	$131	$184
Adjusted EBITDA	$155	$145	$184

* Fourth quarter 2015 net income and earnings per diluted share exclude a gain of $16 million related to our previous investments in J-Devices and a non-cash loss of $30 million relating to the release of a foreign currency translation adjustment account, for a net loss of $14 million. The reconciliation to the comparable GAAP measures is included below under "Selected Operating Data."

In December 2015, Amkor increased its ownership in J-Devices Corporation from 66% to 100%. As a result, the accounting for J-Devices changed from the equity method to the consolidation method effective at the time of acquisition. J-Devices' operating results were consolidated with Amkor for the first time beginning in the first quarter of 2016.

“Our first quarter revenues were up 30% sequentially with the consolidation of $217 million of sales from J-Devices,” said Joanne Solomon, Amkor’s executive vice president and chief financial officer. “J-Devices also contributed $0.04 to our earnings per share in the quarter."

Cash and cash equivalents were $413 million, and total debt was $1.5 billion, at March 31, 2016.

Business Outlook

"Looking ahead, we see improved demand across most end markets in Q2," said Kelley. “Unfortunately, we do not expect to realize meaningful revenue growth in Q2 due to temporary disruptions stemming from the recent earthquakes in Japan. Our Kumamoto factory was damaged in the earthquakes and is operating on a limited basis today. Repair work is being expedited, and we expect to ramp to full operational capacity over the next 11 weeks. We now expect Q2 revenues of around $875 million, which reflect roughly $35 million in lower sales due to the impact of the earthquakes. We also expect to incur incremental costs of around $20 million in Q2 for damaged inventory and repairs to buildings and equipment. Taking into account insurance payments anticipated later this year, we expect the net impact on our full year 2016 results to be modest.

Second quarter 2016 outlook (unless otherwise noted):

•	Net sales of $850 million to $900 million, down 2% to up 4% from the prior quarter

•	Gross margin of 10% to 13%

•	Net loss of $11 million to $33 million, or ($0.04) to ($0.14) per share

•	Full year 2016 capital expenditures of around $650 million, unchanged from our previous forecast

Conference Call Information

Amkor will conduct a conference call on Wednesday, April 27, 2016, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 89394810). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operating base includes more than 8 million square feet of floor space, with production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the U.S. For more information, visit www.amkor.com.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2016	Q4 2015	Q1 2015
Net Sales Data:
Net sales (in millions):
Advanced products*	$356	$333	$373
Mainstream products**	513	338	370
Total net sales	$869	$671	$743

Packaging services	82%	85%	85%
Test services	18%	15%	15%

Net sales from top ten customers	67%	64%	60%

Packaged units (in millions):
Advanced products*	941	1,196	1,188
Mainstream products**	3,048	2,492	2,671
Total packaged units	3,989	3,688	3,859

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	42%	54%	57%
Automotive, industrial and other (infotainment, safety, performance, comfort)	25%	15%	11%
Consumer (televisions, set top boxes, gaming, portable media, digital cameras)	16%	12%	12%
Networking (servers, routers, switches)	10%	11%	11%
Computing (PCs, hard disk drives, printers, peripherals, servers)	7%	8%	9%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	37.5%	35.8%	36.7%
Labor	16.2%	15.8%	14.2%
Other manufacturing	32.2%	33.1%	30.9%
Gross margin	14.1%	15.3%	18.2%

*Advanced products include flip chip and wafer-level processing and related test services
**Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide non-GAAP net income and non-GAAP earnings per diluted share. We present these non-GAAP amounts to demonstrate the impact of the consolidation of J-Devices. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). These measures have limitations, and should be considered in addition to, and not as a substitute for, or superior to, net income and earnings per diluted share prepared in accordance with U.S. GAAP. Below is the reconciliation of non-GAAP net income and non-GAAP earnings per diluted share to U.S. GAAP net income and earnings per diluted share.

Non-GAAP Financial Measures Reconciliation:
	Q1 2016	Q4 2015	Q1 2015
	(in millions, except per share amounts)
Net income (loss) attributable to Amkor	$(1)	$(10)	$29
Plus: Net loss on acquisition of J-Devices, net of tax	—	14	—
Non-GAAP net income (loss)	$(1)	$4	$29

Earnings per diluted share	$—	$(0.04)	$0.12
Plus: Net loss on acquisition of J-Devices per diluted share, net of tax	—	0.06	—
Non-GAAP earnings per diluted share	$—	$0.02	$0.12

In the press release above we provide EBITDA and Adjusted EBITDA, which are not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA and Adjusted EBITDA to be relevant and useful information to our investors because they provide additional information in assessing our financial operating results. Our management uses EBITDA and Adjusted EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA and Adjusted EBITDA have certain limitations in that they do not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA and Adjusted EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA and Adjusted EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
	Q1 2016	Q4 2015	Q1 2015
	(in millions)
EBITDA Data:
Net income (loss) attributable to Amkor	$(1)	$(10)	$29
Plus: Interest expense	17	18	25
Plus: Income tax expense	2	1	6
Plus: Depreciation & amortization	137	122	124
EBITDA	$155	$131	$184

Plus: Net loss on acquisition of J-Devices	—	14	—
Adjusted EBITDA	$155	$145	$184

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In thousands, except per share data)
Net sales	$868,682	$742,875
Cost of sales	745,798	607,928
Gross profit	122,884	134,947
Selling, general and administrative	73,635	62,942
Research and development	27,155	18,026
Total operating expenses	100,790	80,968
Operating income	22,094	53,979
Interest expense	16,192	23,777
Interest expense, related party	1,242	1,242
Other (income) expense, net	3,192	(498)
Total other expense, net	20,626	24,521
Income before taxes and equity in earnings of unconsolidated affiliate	1,468	29,458
Income tax expense	1,873	5,999
Income (loss) before equity in earnings of unconsolidated affiliate	(405)	23,459
Equity in earnings of J-Devices	—	6,238
Net income (loss)	(405)	29,697
Net income attributable to noncontrolling interests	(470)	(916)
Net income (loss) attributable to Amkor	$(875)	$28,781

Net income (loss) attributable to Amkor per common share:
Basic	$—	$0.12
Diluted	$—	$0.12

Shares used in computing per common share amounts:
Basic	237,025	236,708
Diluted	237,025	237,424

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2016	December 31, 2015
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$413,465	$523,172
Restricted cash	2,000	2,000
Accounts receivable, net of allowances	537,745	526,143
Inventories	237,000	238,205
Other current assets	29,363	27,960
Total current assets	1,219,573	1,317,480
Property, plant and equipment, net	2,616,227	2,579,017
Goodwill	20,840	19,443
Restricted cash	2,222	2,176
Other assets	100,292	104,346
Total assets	$3,959,154	$4,022,462

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$26,183	$76,770
Trade accounts payable	407,698	434,222
Capital expenditures payable	199,944	242,980
Accrued expenses	306,285	264,212
Total current liabilities	940,110	1,018,184
Long-term debt	1,433,426	1,435,269
Long-term debt, related party	75,000	75,000
Pension and severance obligations	176,631	167,197
Other non-current liabilities	88,820	101,679
Total liabilities	2,713,987	2,797,329

Stockholders’ equity:
Preferred stock	—	—
Common stock	283	283
Additional paid-in capital	1,884,397	1,883,592
Accumulated deficit	(461,025)	(460,150)
Accumulated other comprehensive income (loss)	17,804	(2,084)
Treasury stock	(213,877)	(213,758)
Total Amkor stockholders’ equity	1,227,582	1,207,883
Noncontrolling interests in subsidiaries	17,585	17,250
Total equity	1,245,167	1,225,133
Total liabilities and equity	$3,959,154	$4,022,462

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(405)	$29,697
Depreciation and amortization	137,136	124,387
Other operating activities and non-cash items	(3,944)	(9,525)
Changes in assets and liabilities	5,311	20,465
Net cash provided by operating activities	138,098	165,024

Cash flows from investing activities:
Payments for property, plant and equipment	(198,788)	(106,149)
Proceeds from sale of property, plant and equipment	121	3,254
Investment in J-Devices	—	(12,908)
Other investing activities	(472)	(322)
Net cash used in investing activities	(199,139)	(116,125)

Cash flows from financing activities:
Borrowings under revolving credit facilities	—	30,000
Payments under revolving credit facilities	(40,000)	—
Payments of short-term debt	(11,901)	—
Payments of long-term debt	(4,204)	(35,000)
Payments for debt issuance costs	(156)	—
Payments for capital lease obligations	(401)	—
Proceeds from the issuance of stock through share-based compensation plans	—	574
Payments of tax withholding for restricted shares	(119)	(230)
Payments of subsidiary dividends to noncontrolling interests	(135)	—
Net cash used in financing activities	(56,916)	(4,656)

Effect of exchange rate fluctuations on cash and cash equivalents	8,250	—

Net increase (decrease) in cash and cash equivalents	(109,707)	44,243
Cash and cash equivalents, beginning of period	523,172	449,946
Cash and cash equivalents, end of period	$413,465	$494,189

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the impact and recovery from the recent earthquakes in Japan and all of the other statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
there can be no assurance that our recovery from the recent earthquakes in Japan will occur as quickly as expected, or that the actual costs and financial impact will be consistent with our current expectations, for example due to additional earthquakes, shortages in labor or supplies for repairs or operations, increased inventory or repair costs, shortages in customer materials, changes in customer preferences, demand or loadings, or delays or shortfalls in insurance payments;

•
there can be no assurance regarding when our new K5 facility in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide, particularly the recent slowdown in China;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, military conflict and natural disasters such as the recent earthquakes in Japan;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs, including any disruptions in the supply chain resulting from the recent earthquakes in Japan;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2015 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.